                                                                    Exhibit 21.1


                                               Subsidiaries of PRIMIS, Inc.

Subsidiary Name                         State of Incorporation                  Doing Business as
---------------                         ----------------------                  -----------------
Kushner & Robertson, Inc.               California                              Hacienda Property Valuation
Primis of Florida, Inc.                 Florida                                 Same as Subsidiary Name
The William Fall Group, Inc.            Ohio                                    Same as Subsidiary Name
Primis of Texas, Inc.                   Delaware                                Same as Subsidiary Name
Primis Acquisition Corp.                Delaware                                Same as Subsidiary Name
Primis Acquisition II Corp.             Delaware                                Same as Subsidiary Name
Bliss Associates, Inc.                  Missouri                                Bliss Associates